Exhibit 99.1

Purple Appoints Eric Haynor as Chief Operating Officer
Haynor Brings Significant Supply Chain Experience and Track Record of Operational Efficiency

Lehi, Utah, May 3, 2022 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort innovation company known for creating the “World’s First No Pressure® Mattress,” today announced the appointment of Eric Haynor as its Chief Operating Officer, effective June 6, 2022. Mr. Haynor will oversee all aspects of the company’s operations, playing a key role in supporting Purple’s future growth plans through supply chain and manufacturing efficiency.

“Eric’s 30-year track record of end-to-end supply chain management excellence will be a welcome addition for our young company,” said Rob DeMartini, Chief Executive Officer. “As we continue to advance the early stages of our turnaround journey, Eric will play a significant role in returning Purple to operational excellence; a key part of our long-range profitability plan. We are very confident in Eric’s abilities to help us mature our operational activities and unlock the underlying value of our organization.”

Most recently, Mr. Haynor served as Senior Vice President of Global Industrial Supply Chain at Ecolab, Inc., a global leader in water, hygiene and infection prevention solutions and services, where he had direct responsibility for North American supply chain operations. In this role, he had end-to-end supply chain accountability for the industrial business group. Prior to that, Mr. Haynor held several progressively senior roles within Ecolab Inc.’s supply chain group, including VP of Global Equipment Operations and Global Life Sciences, VP of Supply Chain Operations for EMEA, and VP of Supply Chain Operations for Asia Pacific.

“I am thrilled to join Purple at such a critical juncture in the company’s history,” said Haynor. “As Purple’s product sophistication and brand reach has grown, so has the need for a more wholistic approach to the end-to-end supply chain. I look forward to joining the team at Purple and helping to take the next step forward in operational excellence.”

Haynor earned a Bachelor of Science in Mechanical Engineering from Michigan State University.

Inducement Equity Grant

Upon the effectiveness of his appointment, Mr. Haynor will receive an equity grant valued at $500,000 based on the market price of the Company’s Class A Common Stock. This grant will consist of PSUs (65%) and RSUs (35%). The PSUs will have a three-year cliff vesting schedule and are contingent on the stock price hitting certain performance targets. The RSUs have a vesting schedule of 1/3rd vesting every 12 months. This grant is an inducement grant outside of the Company’s 2017 Equity Incentive Plan in accordance with the NASDAQ inducement grant exception found in NASDAQ Listing Rule 5635(c)(4).

About Purple

Purple is a digitally-native vertical brand with a mission to help people feel and live better through innovative comfort solutions. We design and manufacture a variety of innovative, premium, branded comfort products, including mattresses, pillows, cushions, frames, sheets and more. Our products are the result of over 30 years of innovation and investment in proprietary and patented comfort technologies and the development of our own manufacturing processes. Our proprietary gel technology, Hyper-Elastic Polymer®, underpins many of our comfort products and provides a range of benefits that differentiate our offerings from other competitors’ products. We market and sell our products through our direct-to-consumer online channels, traditional retail partners, third-party online retailers and our owned retail showrooms. For more information on Purple, visit purple.com.

Forward-Looking Statements

 Certain statements made in this release that are not historical facts are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements about operational improvements and the Company’s long-range profitability. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 1, 2022, as amended by our Annual Report on Form 10-K/A Amendment No. 1 filed with the SEC on March 16, 2022 and in our other filings with the SEC. Many of these risks and uncertainties have been, and will be, exacerbated by the COVID–19 pandemic and any worsening of the global business and economic environment as a result. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:
Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200

Purple Innovation, Inc.
Gina Balistreri
Senior Public Relations Manager
gina.b@purple.com
414-213-4460